                                  ANDERSON & KEIL
                                 ATTORNEYS AT LAW
                          12101 East 2nd Avenue, Suite 202
                               Aurora, Colorado 80011
                        (303) 343-4504  Fax: (303) 366-4078
                                 blkeil@covad.net
Attorneys & Counselors At Law:                        Paralegal/Office Manager
James G. Anderson                                       Shannon McLaughlin
Becky L. Keil

June  24,  2002

Delta  Oil  &  Gas
1122  6th  Ave.  North
Seattle,  WA  98109

RE:     Delta  Oil  and  Gas
        Registration  Statement  on  Form  SB-2

Dear  Ladies  and  Gentlemen:

As special counsel to Delta Oil & Gas, Inc., a Colorado Corporation in good standing, hereinafter "the Company", retained in connection with the opinion on the legality of shares to be issued in conjunction with the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offering of certain shares of the Company's common stock, we advise as follows:

In rendering the opinion set forth below, I have reviewed the following documents provided by Delta Oil & Gas: (a) Articles of Incorporation; (b) the
Company's By-Laws; (c) a computer generated printout of the Delta Oil & Gas, Inc. Stock Register (d) Board of Directors records of actions dated March 1, 2001 and July 31, 2001; and (e) a Certificate from the Secretary of the Company, Steve Burwell, as to the status of the Board of Directors as of March 1, 2001 and July 31, 2001. In my examination I have assumed the conformity of the (unsigned) copies with the executed originals of all documents submitted to me. In addition, I have made such other examinations of law as deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, I am of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and non-assessable. This opinion is based on Colorado general corporate law, the Colorado
Corporation  Act,  and  the  Company's  Articles  of  Incorporation and By-Laws.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the Caption "Interests of Named Experts and Counsel" in the Registration Statement.

Sincerely,

/S/ Becky L. Keil

Becky L. Keil
Attorney